Exhibit 99.1

SURFACE ONCOLOGY REPORTS FINANCIAL RESULTS AND CORPORATE HIGHLIGHTS FOR FOURTH QUARTER AND FULL YEAR 2018

Cambridge, MA: Surface Oncology (NASDAQ:SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today reported financial results and corporate highlights for the fourth quarter and full year 2018, as well as anticipated corporate milestones for 2019.

“At Surface we strive to break through and deliver on the promise of next generation immunotherapies to create a meaningful impact on patients’ lives,” said Jeff Goater, chief executive officer of Surface Oncology. “2018 was a landmark year for the company as two of our products advanced into phase 1 clinical development and we successfully completed our IPO. With three wholly-owned product candidates either in, or approaching the clinic, and a strong balance sheet, we remain focused on execution across all fronts. Our team of Surfers is ready for, and excited about, the road ahead.”

Recent Corporate Highlights:

•	Continued dose escalation for the phase 1 trial of NZV930 (CD73), with trial sites now recruiting in four countries
•	Initiation of IND-enabling studies for SRF617 (CD39) and SRF388 (IL-27)
•	Retention of worldwide rights for SRF388, a first-in-class antibody targeting IL-27
•	Publication in ImmunoHorizons of research highlighting the role of IL-27 in the upregulation of multiple checkpoint proteins

•	Deprioritization of SRF231 (CD47) clinical program based upon dose escalation data and competitive landscape
•	Appointment of F. Stephen Hodi, MD to the Scientific Advisory Board
•	Promotion of Jessica Fees to senior vice president, finance and business operations
•	Addition of Surface Oncology to the NASDAQ Biotechnology Index

Selected Anticipated 2019 Corporate Milestones:

•	Presentation at the Brisbane Immunotherapy Conference, highlighting recent discoveries in tumor microenvironment biology in May 2019
•	IND filing for SRF617 in Q4 2019
•	IND filing for SRF388 in Q4 2019
•	Introduction of new program and clinical candidate in Q4 2019
•	Inaugural Surface Oncology Investor and Analyst Day in New York City, Q4 2019
•	Additional findings and learnings related to the deprioritization of SRF231 in H2 2019

Financial Results:

As of December 31, 2018, cash, cash equivalents and marketable securities were $158.8 million, compared to $63.3 million on December 31, 2017.  This increase was due to the $108.7 million in net proceeds from Surface’s initial public offering and concurrent private placement completed in April 2018 and receipt of a $45.0 million milestone payment from Novartis related to NZV930, offset by operating costs during the year.

Research and development (R&D) expenses were $10.5 million for the fourth quarter ended December 31, 2018, compared to $16.3 million for the same period in 2017.  The decrease was primarily driven by a reduction in costs associated with the SRF231 program, in accordance with the deprioritization of the program in the fourth quarter of 2018.  R&D expenses were $52.5 million for the full year 2018, compared to $47.8 million for the same period in 2017.  The increase was primarily driven by expenditures associated with Surface’s advancing product pipeline as well as increased R&D personnel costs associated with the growth of the company. R&D expenses included $2.5 million in stock-based compensation expenses for the full year 2018.

General and administrative (G&A) expenses were $4.8 million for the fourth quarter ended December 31, 2018, compared to $2.8 million for the same period in 2017. G&A expenses were $16.1 million for the full year 2018, compared to $11.0 million for the same period in 2017.  The increase in G&A expenses for both the fourth quarter of 2018 and the full year 2019 was primarily due to increased personnel costs and professional fees associated with the growth of the company and operating as a public company. G&A expenses included $2.7 million in stock-based compensation expenses for the full year 2018.

For the fourth quarter ended December 31, 2018, net loss was $4.7 million, or basic and diluted net loss per share attributable to common stockholders of $0.17.  Net loss was $15.8 million for the same period in 2017, or basic and diluted net loss per share attributable to common stockholders of $6.16. For the full year ended December 31, 2018, net loss was $6.6 million, or basic and diluted net loss per share attributable to common stockholders of $0.33. Net loss was $45.4 million for the same period in 2017, or basic and diluted net loss per share attributable to common stockholders of $18.35.

Financial Outlook:

Based upon its current operating plan, Surface continues to have a projected cash runway through 2021.

About Surface Oncology:

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment with lead programs targeting CD73, CD39, IL-27 and CD47. Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone, or in combination with, other therapies. The company has a pipeline of seven novel immunotherapies and a strategic collaboration with Novartis focused on NZV930 (CD73) and potentially one additional undisclosed program. For more information, please visit www.surfaceoncology.com

Cautionary Note Regarding Forward-Looking Statements:

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, Surface’s projected cash runway, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388 and SRF617, will not be successfully developed or commercialized and the risks related to Surface Oncology’s dependence on third parties in connection with its manufacturing, clinical trials and preclinical studies. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in Surface’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which is available on the Securities and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.

Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Contacts:

Seth Lewis

slewis@surfaceoncology.com

617-665-5031

Ten Bridge Communications

Krystle Gibbs

krystle@tenbridgecommunications.com

508-479-6358

Selected Financial Information:

(In thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
Statement of Operations Items	2018	2017	2018	2017
Collaboration revenue – related party	$9,764	$2,479	$59,417	$12,826
Operating expenses:
Research and development	10,520	16,282	52,492	47,783
General and administrative	4,825	2,832	16,076	11,033
Total operating expenses	15,345	19,114	68,568	58,816
Loss from operations	(5,581)	(16,635)	(9,151)	(45,990)
Total other income	846	862	2,554	613
Net loss	$(4,735)	$(15,773)	$(6,597)	$(45,377)

Weighted average common shares outstanding—basic and diluted	27,684	2,561	19,991	2,475
Net loss per share attributable to common stockholders—basic and diluted	$(0.17)	$(6.16)	$(0.33)	$(18.35)

	December 31,	December 31,
Selected Balance Sheet Items:	2018	2017
Cash, cash equivalents and marketable securities	$158,835	$63,309
Total assets	174,065	81,454
Accounts payable and accrued expenses	12,215	13,058
Deferred revenue – related party	53,952	82,105
Total stockholders’ equity (deficit)	102,862	(67,314)